UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):                                                                                                           March 31, 2009

Merge Healthcare Incorporated
(Exact name of registrant as specified in its charter)

Delaware	39-1600938
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

6737 West Washington Street, Suite 2250
Milwaukee, Wisconsin	53214
(Address of Principal Executive Offices)	(ZIP Code)

(414) 977-4000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01  Other Events.

Effective March 31, 2009, the Registrant entered into a $400,000 software license agreement with Merrick Healthcare Solutions, an entity doing business as Olivia Greets.  Olivia Greets is wholly owned by Merrick Ventures LLC.  Merrick Ventures LLC is the owner of Merrick RIS LLC, which is the majority shareholder of the Registrant.  This transaction was approved by the Registrant’s Board of Directors in accordance with its written policies and procedures regarding related person transactions.

Separately, the Registrant’s Board of Directors, consistent with the Registrant’s Charitable Contribution Policy, approved the Registrant’s commitment to make a charitable donation to the World Health Imaging Alliance (WHIA).  This donation will be comprised of staff time, software licenses, hardware and cash over a two year period, valued at approximately $1 million.  The objective for this donation is to allow WHIA to solidify its commitment in bringing low cost, sustainable imaging solutions to underserved communities.  While the Registrant’s charitable contribution to WHIA is not a related party transaction, the Registrant’s Chairman, Michael W. Ferro, Jr., is also the Chairman of WHIA.

Item 9.01  Financial Statements and Exhibits.

Exhibit 99.1 News Release of the Registrant dated April 6, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MERGE HEALTHCARE INCORPORATED

April 6, 2009	/s/ Steven M. Oreskovich
By: Steven M. Oreskovich
Title: Chief Financial Officer

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EXHBIT INDEX

Exhibit Number	Description

99.1	Exhibit 99.1 News Release dated April 6, 2009